(Stock Code: 8282)
FORM OF PROXY FOR THE EXTRAORDINARY GENERAL MEETING ON 8 JUNE 2007
(OR AT ANY ADJOURNMENT THEREOF)
For use at the Extraordinary General Meeting (or at any adjournment thereof) of the holders of shares of HK$0.01 each in the capital of TOM Online Inc. (the “Company”)
I/We1,
____________________________________________________________________________
of ________________________________________________________________________________
being the registered holder(s) of2 __________________ shares of HK$0.01 each in the capital of the Company HEREBY APPOINT the Chairman of the Extraordinary General Meeting or3 ____________________________________________________________ of
________________________________________________________________________________
as my/our proxy to attend and act for me/us and on my/our behalf at the Extraordinary General Meeting of the holders of shares of HK$0.01 each in the capital of the Company (or at any adjournment thereof) to be held at the Conference Room, Regus Conference Centre, 35th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong on 8 June 2007 at 3:30 p.m. (Hong Kong time) (or as soon thereafter as the meeting of certain holders of the shares of HK$0.01 each in the capital of the Company convened at direction of the Grand Court of the Cayman Islands for the same day and place shall have been concluded or adjourned), for the purpose of considering and, if thought fit, passing the Special Resolution set out in the Notice dated 30 April 2007 convening the Extraordinary General Meeting and at such Extraordinary General Meeting (or at any adjournment thereof) to vote for me/us and in my/our name(s) in respect of the Special Resolution as hereunder indicated, and if no such indication is given, as my/our proxy thinks fit.

	FOR[4]	AGAINST[4]

SPECIAL RESOLUTION

Dated this ______ day of _____________________ 2007	Signature(s)[5] ___________________________
Notes:

1.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

2.	Please insert the number of the shares of HK$0.01 each in the capital of the Company registered in your name(s) and to which this form of proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all of such shares in the capital of the Company registered in your name(s).

3.	If any proxy other than the Chairman of the Extraordinary General Meeting is preferred, please strike out the words “the Chairman of the Extraordinary General Meeting or” and insert the name and address of the proxy desired in the space provided. You are entitled to appoint one or more proxies to attend and vote in your stead. Your proxy need not be a member of the Company, but must attend the Extraordinary General Meeting in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON(S) WHO SIGN(S) IT.

4.	IMPORTANT: IF YOU WISH TO VOTE FOR THE SPECIAL RESOLUTION, TICK THE BOX BELOW THE BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST THE SPECIAL RESOLUTION, TICK THE BOX BELOW THE BOX MARKED “AGAINST”. Failure to tick either box will entitle your proxy to cast your vote or abstain at his discretion. Your proxy will also be entitled to vote at his discretion on any resolution properly put to the Extraordinary General Meeting other than that referred to in the Notice convening the Extraordinary General Meeting or abstain.

5.	This form of proxy must be signed by you or your attorney authorised in writing or, in the case of a corporation, under its common seal or under the hand of an officer, attorney or other person duly authorised.

6.	In order to be valid, this form of proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified copy thereof, must be deposited with Computershare Hong Kong Investor Services Limited at Rooms 1806-1807, 18th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong, the share registrar of the Company in Hong Kong, as soon as possible and in any event not less than 48 hours before the time appointed for holding the Extraordinary General Meeting (or at any adjournment thereof) at which the person named in this form of proxy proposes to vote, and in default this form of proxy shall not be treated as valid. Completion and delivery of this form of proxy will not preclude you from attending the Extraordinary General Meeting and voting in person at the Extraordinary General Meeting if you so wish, but in the event of your attending the Extraordinary General Meeting after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

7.	Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the Extraordinary General Meeting, either personally or by proxy, in respect of such share(s) as if he were solely entitled thereto: but if more than one of such joint holders are present at the Extraordinary General Meeting personally or by proxy, the most senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority will be determined by reference to the order in which the names of the joint holders stand on the register of members of the Company in respect of the relevant joint holding.

*	for identification purpose